UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

AEROFLEX HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34974	01-0899019
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

35 South Service Road, P.O. Box 6022
Plainview, New York	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 694-6700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 14, 2012, the Company held its 2012 Annual Meeting of Stockholders.  Of the 84,851,868 shares of common stock outstanding and entitled to vote, 84,411,773 shares, or 99.48%, were represented at the meeting in person or by proxy, and therefore a quorum was present.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2013 Annual Meeting of Stockholders, by the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes

Hugh Evans	81,106,235	1,833,623	1,471,915
Leonard Borow	80,385,487	2,554,371	1,471,915
John Buyko	81,304,007	1,635,851	1,471,915
Prescott H. Ashe	81,106,635	1,833,223	1,471,915
Joe Benavides	81,304,407	1,635,451	1,471,915
Bradley J. Gross	81,304,007	1,635,851	1,471,915
John D. Knoll	81,304,407	1,635,451	1,471,915
Ramzi M. Musallam	81,304,007	1,635,851	1,471,915
Richard N. Nottenburg	82,862,615	77,243	1,471,915
Benjamin M. Polk	81,303,507	1,636,351	1,471,915
Charles S. Ream	82,862,615	77,243	1,471,915
Mark H. Ronald	82,863,015	76,843	1,471,915
General Peter J. Schoomaker (USA Ret.)	82,862,615	77,243	1,471,915

Proposal No. 2: The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement, by the votes set forth below:

For	Against	Abstain	Broker Non-votes
82,438,060	12,880	488,918	1,471,915

Proposal No. 3: The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013, by the votes set forth below:

For	Against	Abstain
83,878,578	44,297	488,898

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX HOLDING CORP.

By:	/s/ John Adamovich, Jr.
John Adamovich, Jr. Senior Vice President and Chief Financial Officer

 Date: November 14, 2012